UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2009

N8 CONCEPTS, INC. (Exact Name of Registrant as Specified in its Charter)

Colorado	333-145659	20-8677788

(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1869 W. Littleton Blvd., Littleton, Colorado 80120 (Address of Principal Executive Offices) (303) 738-8994 Registrants Telephone Number . (Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

N8 Concepts, Inc. Report on Form 8-K

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Explanatory Note: The Company is amending the Current Report on Form 8-K filed April 27, 2009 which disclosed entry into a Letter of Intent with SC BluWood, Inc. The parties have entered into a Definitive Agreement and we are amending the prior disclosure to include terms of the new agreement and include it entirely as exhibit to this Current Report on Form 8-K/A

Letter of Intent

On March 20, 2009, A letter of intent ("LOI") was signed setting forth the understanding, which was reached between SC BluWood, Inc. a California company (“Seller") and N8 Concepts, Inc., a Colorado corporation ("Company"), concerning the acquisition of Seller by Company.

Definitive Merger Agreement

On July 28, 2009, a Definitive Merger Agreement (the "Agreement") was signed between N8 Concepts, Inc. a Colorado Corporation (“NECO”), and EcoBlu Products, Inc., a Nevada corporation (“ECOBLU”), concerning the acquisition of ECOBLUE.

There are no material relationships between the registrant or its affiliates and any of the parties to the agreement other that in respect to this agreement.

This Definitive Merger Agreement is included as an exhibit to this Current Report on for 8K.

A summary of terms material to the registrant in the Agreement are as follows: (ECOBLU and NECO are collectively referred to as the “Parties”)

Merger; Surviving Corporation. In accordance with and subject to the provisions of the Agreement and the Colorado Corporations Code (“CCC”), at the Effective Time ECOBLU shall be merged with and into NECO (the “Merger”), and NECO shall be the surviving corporation in the Merger (hereinafter sometimes called the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Colorado, and shall immediately effect a name change. At the Effective Time, the separate existence of NECO shall cease. All properties, franchises and rights belonging to NECO and ECOBLU, by virtue of the Merger and without further act or deed, shall be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of ECOBLU and NECO.

N8 Current Assets. Upon completion of the business combination, NECO’s assets as of July 28, 2009, shall be sold to Mr. James H. Watson, Jr. for the sum of one dollar ($1.00) .. These assets include the name “N8 Concepts, Inc.”

Mr. Watson’s Common Shares, It is agreed by the parties that Mr. Watson’s stock, totaling forty million (40,000,000) common shares shall be purchased for one hundred twenty-five thousand dollars ($125,000).

Mr. Ken Relyea’s Common Shares, It is agreed that Mr. Ken Relyea’s stock, totaling ten million (10,000,000) common shares shall be purchased for thirty-one thousand dollars ($31,000).

Conversion of Company Common Stock. At the Effective Time, all shares of ECOBLU Common Stock outstanding immediately before the Effective Time, shall be converted, by virtue of the Merger, into thirty-five million (35,000,000) shares of NECO Common Stock (the “Merger Shares”) so that the holders of ECOBLU Common Stock will upon conversion of the Merger Shares own approximately seventy percent (70%) of ECOBLU’s issued and outstanding capital stock (on a fully diluted basis) as of the Effective Date after giving effect to the Merger.

Reverse Split, It is agreed that neither Party shall agree to a reverse split of the shares of the public company for a period of two (2) years from the Closing.

N8 Concepts, Inc. Report on Form 8-K

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits Eworld Interactive, Inc. includes herewith the following exhibits: 10.1 Definitive Merger Agreement – Between N8 Concepts, Inc., and SC BluWood, Inc., July 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N8 Concepts, Inc.

Date: August 4, 2009	By:	\s\ Steve Conboy, President

		Name:	Steve Conboy
		Title:	President and CEO